                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Audio Communications Network, Inc. on Form S-8 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-KSB of Audio Communications Network, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.



June 28, 1996
Orlando, Florida


                            /s/ DELOITTE & TOUCHE, LLP